UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2017

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 8 – Other Events

Item 8.01. Other Events.

On May 30, 2017, the Board of Directors of TSR, Inc. (the “Company” or “TSR”) determined that the Company will not pursue a proposal submitted to the Company by Zeff Capital, L.P. (“Zeff Capital”) to acquire all of TSR’s outstanding shares of Common Stock not owned by Zeff Capital for $6.15 per share, in cash. Zeff Capital owned 140,627 shares of TSR’s Common Stock, which represents approximately 7.2% of TSR’s issued and outstanding Common Stock as of May 18, 2017. The Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to remain independent and to continue to execute the Company’s business plans on a standalone basis. A copy of a letter from Joseph Hughes, Chairman and Chief Executive Officer of TSR, advising Zeff Capital of the Board’s determination and transmitted for delivery via courier to Zeff Capital on May 30, 2017 is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release re: TSR To Remain Independent

99.2	Letter dated May 30, 2017 from Joseph F. Hughes to Zeff Capital L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

	By:	/s/ John G. Sharkey
Date: May 30, 2017		John G. Sharkey Vice President-Finance, Controller and Secretary

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